Exhibit 23.3

Deloitte SA Rue Pré-de-la-Bichette 1 1202 Geneva Switzerland Phone: +41 (0)58 279 80 00 www.deloitte.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated August 31, 2026, relating to the June 30, 2024 financial statements of Rainbow Capital Group Limited. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte SA
Geneva, Switzerland
August 31, 2026